SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 25, 2005

Date of Report
(Date of earliest event reported)
AQUANTIVE, INC.
(Exact name of registrant as specified in its charter)

Washington	0-29361	91-1819567
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
821 Second Avenue, 18th Floor, Seattle, Washington 98104

(Address of principal executive offices, including zip code)
(206) 816-8800

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events
Avenue A | Razorfish has been informed that Microsoft Corporation is consolidating the number of media agencies they utilize. In connection with this consolidation, in July 2005 MSN notified Avenue A | Razorfish that it would no longer use Avenue A | Razorfish’s media planning and buying services. Avenue A | Razorfish was informed by MSN that this decision is not a reflection of the quality of work or service delivered, and was solely a result of the consolidation strategy. During the first six months of 2005, the MSN media business represented less than one percent of aQuantive’s revenues. By the end of the third quarter 2005, Avenue A | Razorfish expects to fully transition the MSN media planning and buying services.
Avenue A | Razorfish will continue to serve Microsoft and MSN in a number of digital marketing initiatives outside of the media planning and buying business, including work in website development, creative, analytics and consulting. In addition, aQuantive’s Atlas business unit has a strong relationship with MSN, which will not be affected by MSN’s termination of Avenue A | Razorfish’s media planning and buying services.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: July 25, 2005

AQUANTIVE, INC.
By:	/s/ Linda A. Schoemaker
Name:	Linda A. Schoemaker
Title:	Senior Vice President, General Counsel and Corporate Secretary